UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  February 20, 2007
                                               ---------------------------------


                          Pre-Paid Legal Services, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
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                 (State or Other Jurisdiction of Incorporation)


       001-09293                                    73-1016728
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  (Commission File Number)               (IRS Employer Identification No.)


                   One Pre-Paid Way
                        Ada, OK                                 74820
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       (Address of Principal Executive Offices)              (Zip Code)


                                 (580) 436-1234
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

     On February 20, 2007, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing its earnings and operating results for the three months and year ended December 31, 2006. A copy of the release is included as an exhibit to this report.


Item 9.01 Financial Statements and Exhibits
-------------------------------------------

         The following exhibits are included with this report:

   Exhibit No.                  Description
   -----------                  -----------

       99.1         Company Press Release dated February 20, 2007


                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             Pre-Paid Legal Services, Inc.


                             By:  /s/ Randy Harp
                                -----------------------------------
                                Randy Harp, Chief Operating Officer

Date:  February 20, 2007





For Immediate Release                         Company      Steve Williamson
Tuesday, February 20, 2007                    Contact:        (580) 436-1234

                 Pre-Paid Legal Announces 2006 Year End Results
                                    -- -- --
             14th Consecutive Year of Increased Membership Revenues
                                    -- -- --
                 Fourth Quarter Net Income Up 16% and EPS Up 29%
                                    -- -- --
                      2006 Net Income Up 45% and EPS Up 53%

ADA, OK, February 20, 2007 - Pre-Paid Legal Services, Inc. (NYSE:PPD), announced results for the fourth quarter and year ended December 31, 2006. Net income for the fourth quarter of 2006 increased 16% to $13.2 million from $11.4 million for the prior year's fourth quarter. Diluted earnings per share increased 29% to 94 cents per share from 73 cents per share for the prior year's comparable quarter due to an increase in net income of 16% and 10% decrease in the weighted average outstanding shares. Membership revenues in the fourth quarter of 2006 increased 3% to $103.8 million from $100.6 million for the same period last year.

Net income for the full year of 2006 increased 45% to $51.8 million from $35.8 million for 2005. Diluted earnings per share for 2006 increased 53% to $3.51 per share from $2.29 per share for the prior year due to increased net income of 45% and a 6% decrease in the weighted average number of outstanding shares. Membership revenues for 2006 were up 6% to $412.2 million from $389.3 million for the prior year marking the fourteenth consecutive year of increased membership revenue.

Net cash provided from operating activities increased 11% to $54.4 million for 2006 from $48.9 million for 2005, and cash provided from operating activities before changes in assets and liabilities increased 38% to $60.8 million for 2006 from $44.2 million for 2005. During 2006 we purchased and formally retired 1,959,487 shares of our common stock for $73.4 million, or an average price of $37.47 per share. From April 1999 to year-end 2006, we invested $296.0 million in the repurchase of 11.4 million shares at an average price of $26.02 per share, reducing the number of shares outstanding at year-end 2006 to 13.6 million. At December 31, 2006, we had $92.0 million of debt outstanding and $81.8 million in cash and cash equivalents and unpledged investments.

Fourth quarter 2006 membership fees remained relatively unchanged while associate services revenues increased 5% vs. the third quarter of 2006.
Associate services and direct marketing expenses increased approximately 4%. Membership benefits were 36% and 35%, respectively of membership fees in the two periods. Commissions, as a percent of membership fees, were 30% in both periods while general and administrative expenses were 12% in both periods.

After our earnings conference call later this week, we expect to continue our open market share purchases as we have remaining authorization from the Board to purchase an additional 609,891 shares and unused proceeds of approximately $22 million from a term loan closed in mid 2006 as well as additional funds that may be used for share purchases of approximately $10 million which were generated during the last half of 2006.

We will conduct a conference call to present the year end results on Thursday, February 22, 2007 at 8:30 a.m. Eastern Time. The conference call will be web cast on the investor relations' page of www.prepaidlegal.com or may be accessed by dialing (719) 457-2646. Audio replay will be available beginning at 11:30 a.m. Eastern Time on February 22, 2007 and will run through midnight Thursday, March 1, 2007 by dialing (719) 457-0820; pass code for the replay is 5478941. The presentation will be available on the web site indefinitely by selecting "Earnings Calls" under the "Investor Relations" section. Questions may be submitted prior to the call via email to investor@pplsi.com.

About Us

We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of more than 50 independent law firms across the U.S. and Canada, and include unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind due to the combination of our identity theft restoration partner and our provider law firms. More information about us and our products can be found at our homepage at http://www.prepaidlegal.com.

     Forward-Looking Statements
     Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our principal executive officer, that pending or future litigation may have a material adverse effect on us if resolved unfavorably to us, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to increase our employee group membership sales and that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales. Please refer to pages 14 and 15 of our 2005 Form 10-K and pages 7 through 9 of our September 30, 2006 Form 10-Q for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release.





PRE-PAID LEGAL SERVICES, INC.
Financial Highlights (Unaudited)

             (Dollars and shares in 000s, except per share amounts)

                                                                        Three Months              Year Ended
                                                                     Ended December 31,          December 31,
                                                                  ------------------------ ------------------------
                                                                      2006        2005         2006         2005
                                                                  -----------  ----------- -----------  -----------
Revenues:
  Membership fees..............................................   $   103,757  $   100,649 $   412,200  $   389,255
  Associate services...........................................         6,706        7,411      26,857       28,963
  Other........................................................         1,209        1,224       4,967        5,162
                                                                  -----------  ----------- -----------  -----------
                                                                      111,672      109,284     444,024      423,380
                                                                  -----------  ----------- -----------  -----------
Costs and expenses:
  Membership benefits..........................................        37,075       35,800     145,771      137,150
  Commissions..................................................        30,739       33,760     126,762      141,631
  Associate services and direct marketing......................         7,463        5,707      29,493       30,453
  General and administrative...................................        12,362       13,564      50,078       49,015
  Other, net...................................................         3,677        3,099      12,232       10,456
                                                                  -----------  ----------- -----------  -----------
                                                                       91,316       91,930     364,336      368,705
                                                                  -----------  ----------- -----------  -----------

Income before income taxes.....................................        20,356       17,354      79,688       54,675
Provision for income taxes.....................................         7,125        5,987      27,890       18,863
                                                                  -----------  ----------- -----------  -----------
Net income.....................................................   $    13,231  $    11,367 $    51,798  $    35,812
                                                                  -----------  ----------- -----------  -----------

Basic earnings per common share................................   $      .95   $      .73  $     3.54   $     2.31
                                                                  -----------  ----------- -----------  -----------

Diluted earnings per common share..............................   $      .94   $      .73  $     3.51   $     2.29
                                                                  -----------  ----------- -----------  -----------

Dividends declared per common share............................   $      -     $      .30  $      -     $      .60
                                                                  -----------  ----------- -----------  -----------

Weighted average number of shares:
  Basic........................................................        13,972       15,467      14,642       15,470
  Diluted......................................................        14,051       15,635      14,739       15,652


Net cash provided before changes in assets and liabilities..............................     $   60,832   $   44,213
Net cash provided by operating activities...............................................     $   54,385   $   48,910
Net cash used in investing activities...................................................     $  (52,613)  $  (15,545)
Net cash used in financing activities...................................................     $  (23,698)  $  (25,380)


                                                                  ###